LETTERHEAD OF COHEN TAUBER SPIEVACK & WAGNER P.C.

May 19, 2011

MDU Resources Group, Inc. 1200 W. Century Avenue P.O. Box 5650 Bismarck, North Dakota 58506-5650

Ladies and Gentlemen:

We are acting as counsel for MDU Resources Group, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) to be filed on or about the date hereof with the Securities and Exchange Commission (the “Commission”) by the Company under the Securities Act of 1933, as amended, (the “Securities Act”), for the registration of an unspecified amount of (i) one or more series of debt securities (the “Debt Securities”) to be issued under the Company’s Indenture, dated as of December 15, 2003, with The Bank of New York Mellon as trustee (as amended and supplemented, the “Indenture”) and (ii) common stock, par value $1.00 per share (the “Common Stock”).

In connection with this opinion, we have reviewed such documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby.

Based upon the foregoing and subject to the qualifications set forth herein, we are of the opinion that:

1.	The Company is a corporation validly organized and existing under the laws of the State of Delaware.

2.	When

(a)
the Debt Securities are issued and sold in compliance with authority contained in orders of the Federal Energy Regulatory Commission, the Montana Public Service Commission and the Public Service Commission of Wyoming (collectively, the “Orders”); and

(b)
the Board of Directors of the Company, or an officer duly authorized thereby, shall have taken such action, pursuant to the terms of the Indenture, as may be necessary to establish the terms of the Debt Securities, and the Debt Securities shall have been issued and delivered in accordance with the terms and provisions of the Indenture; and

MDU Resources Group, Inc.
May 19, 2011

(c)
the Debt Securities are issued, paid for and delivered in accordance with their respective terms and provisions and as contemplated in the Registration Statement and a prospectus supplement with respect thereto, the Debt Securities will be legally issued and valid and binding obligations of the Company, except as limited or affected by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights and remedies generally and general principles of equity.

3.	When

(a)	the Common Stock is issued and sold in compliance with authority contained in the Orders; and

(b)
the Company's Board of Directors shall have (i) approved the issuance and sale of the Common Stock by the Company, (ii) fixed or otherwise determined the consideration to be received therefor, (iii) approved the form and substance of the documents to be used in connection with the issuance and sale of the Common Stock (the “Stock Sale Documents”), and (iv) taken, or delegated to appropriate officers or representatives of the Company the authority to take and, pursuant thereto, such officers or representatives shall have taken, all other final action necessary to consummate the authorization of the issuance and sale of the Common Stock,

(c)	the Stock Sale Documents shall have been duly executed and delivered by or on behalf of the parties thereto and shall have become effective as therein provided, and

(d)
the Common Stock shall have been duly issued and delivered by the Company for the consideration set forth in the Registration Statement and a prospectus supplement with respect thereto and in accordance with the actions hereinabove mentioned, the Common Stock will be legally issued, fully paid and non-assessable.

Our opinions expressed above are limited to the law of the State of New York, the General Corporation Law of the State of Delaware, the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting the Delaware laws and the federal laws of the United States of America.

MDU Resources Group, Inc.
May 19, 2011

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, as it may be amended, and to use of our name, as counsel, therein and in the prospectus. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Cohen Tauber Spievack & Wagner P.C.

Cohen Tauber Spievack & Wagner P.C.